October 16, 2009

Jiangbo Pharmaceuticals, Inc.
25 Haihe Road
Laiyang Economic Development Zone
Laiyang City, Yantai, Shandong Province, PRC 265200

Attn: Board of Directors of Jiangbo Pharmaceuticals, Inc.

Re: Resignation from Chief Operation Officer Position of Jiangbo Pharmaceuticals, Inc.

To the Board of Directors of Jiangbo Pharmaceuticals, Inc.:

I, Xu Haibo, hereby resign as Chief Operation Officer of Jiangbo Pharmaceuticals Inc. (the "Company"), effectively October 20, 2009. As you know, I have been very unwell for some time now and as a consequence, after careful consideration, I decide that I can no longer carry the responsibility of working as the Company's Chief Operation Officer.

Please be advised that my resignation from such officer position of the Company is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. I will continue my role as a member of the Board of Directors of the Company and continue to maximize the Company's future growth and shareholder value.

Very truly yours,

Xu Haibo